Exhibit 16.1
Armanino LLP 12657 Alcosta Boulevard Suite 500 San Ramon, CA 94583-4600 925 790 2600 main 925 790 2601 fax armaninoLLP.com

March 5, 2021
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Harmonic Inc. under Item 4.01 of its Form 8-K dated March 4, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Armanino LLP
San Ramon, California